Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Galectin Therapeutics Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Harold H. Shlevin, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods covered in the Report.

Date: November 13, 2018		/s/ Harold H. Shlevin, Ph.D.
	Name:	Harold H. Shlevin, Ph. D
	Title:	Chief Executive Officer and President (principal executive officer)

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Galectin Therapeutics Inc. and will be retained by Galectin Therapeutics Inc. and furnished to the Securities and Exchange Commission or its staff upon request.